Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
WELLTOWER INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $1.00 per share (1)	457(c) and 457(r)(1)	390,590 (2)(3)	$147.09 (4)	$57,451,883.10	0.00015310	$8,795.88

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$57,451,883.10		$8,795.88

	Total Fees Previously Paid

	Total Fee Offsets							$2,640.52

	Net Fee Due							$6,155.36

(1)
This registration fee table shall be deemed to update the “Calculation of Filing Fee Tables” in the registration statement on Form
S-3ASR
(File No.
333-286204
) of Welltower Inc. (the “Registrant”) filed on March 28, 2025 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents up to 390,590 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), issuable in exchange for Class A units of HCN G&L DownREIT II, LLC tendered for redemption by one or more of the non-managing
members of HCN G&L DownREIT II, LLC pursuant to their contractual rights.

(3)
Pursuant to Rule 416 under the Securities Act, the shares of Common Stock offered hereby shall also be deemed to cover such additional shares as may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or similar capital adjustments.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on March 21, 2025.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Welltower Inc.	424(b)(5)	333— 264093	April 4, 2022	$2,640.52(1)	Equity	Common Stock, $1.00 par value per share	390,590	$21,209,037.00

Fee Offset Sources	Welltower Inc.	424(b)(5)	333— 264093	April 4, 2022							$3,213.38

(1)
475,327 shares of Common Stock were previously registered under the prospectus supplement filed by the Registrant on April 4, 2022, pursuant to the registration statement on Form
S-3ASR
(File
No. 333-264093)
filed on April 1, 2022, of which 390,590 shares have not been sold. Pursuant to Rule 457(p) under the Securities Act, the filing fee due hereunder is offset by the amount of filing fees of $2,640.52 associated with such unsold shares. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.